UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013 (May 13, 2013)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Items 8.01	Other Events.

On May 13, 2013, AXIS Capital Holdings Limited (“AXIS Capital”), a Bermuda company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which AXIS Capital agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 8,000,000 shares of AXIS Capital’s newly designated 5.50% Series D Preferred Shares, par value $0.0125 per share and a liquidation preference of $25.00 per share (representing $200,000,000 in aggregate liquidation preference). AXIS Capital also granted the Underwriters an option to purchase up to an additional 1,200,000 Series D Preferred Shares solely to cover over-allotments, if any. The offering was made pursuant to an effective shelf registration statement and is expected to close on May 20, 2013, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On May 13, 2013, AXIS Capital issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 13, 2013, among AXIS Capital Holdings Limited and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as representatives of the other several underwriters named therein

99.1	Press Release of AXIS Capital Holdings Limited, dated May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Name:	Richard T. Gieryn, Jr.
Title:	Executive Vice President, General Counsel and Secretary